UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 1, 2016

RETAIL PROPERTIES OF AMERICA, INC.

(Exact Name of Registrant As Specified in Charter)

Maryland	001-35481	42-1579325
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2021 Spring Road, Suite 200, Oak Brook, Illinois 60523

(Address of Principal Executive Offices) (Zip Code)

(630) 634-4200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 1, 2016, Kenneth E. Masick informed the board of directors (the “Board”) of Retail Properties of America, Inc. (the “Company”) of his intention not to stand for re-election at the Company’s next annual meeting of stockholders to be held on May 26, 2016 (the “Annual Meeting”). As a result, after the Annual Meeting, Mr. Masick will no longer serve as a director on the Board or any associated committees of the Board. The Company has accepted Mr. Masick’s decision not to stand for re-election and extends its appreciation for his years of dedicated service. The decision by Mr. Masick not to stand for reelection is not as a result of any disagreement with the Company or the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RETAIL PROPERTIES OF AMERICA, INC.

Date: March 4, 2016	By:	/s/ Dennis K. Holland
Dennis K. Holland
Executive Vice President, General Counsel and Secretary